Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Chyron Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-01861) of Chyron Corporation of our report dated March 27, 2007, relating to the financial statements and financial statement schedule, which appears in this Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

BDO Seidman LLP

Melville, New York

March 30, 2007